UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27212 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Approval of Incentives Under 2004 Management Incentive Compensation Program

On February 23, 2005, our Compensation Committee approved the payment of cash incentives under our 2004 Management Incentive Compensation Program (the “2004 MICP Program”). Attached as Exhibit 10.1 is a description of the 2004 MICP Program. The description is incorporated by reference into this Form 8-K.

The objectives used to determine cash incentive payments under the 2004 MICP Program included financial performance targets based on net revenue, operating expenses and gross margins, as well as performance targets based on corporate compliance, financing, business development and operational objectives. In addition to corporate objectives, individual participants, depending on the nature of each participant’s position and related responsibilities, were given departmental and individual objectives to attain in order to reach certain levels of achievement and therefore cash incentive payments. The 2004 MICP Program as originally adopted included ancillary and international revenue targets to be achieved in 2004 along with targets based on domestic revenues from our core business to arrive at a total net revenue target. Following discussion with management, the Compensation Committee exercised discretion for this particular objective and focused only on our core business for purposes of determining whether the net revenue target under the 2004 MICP Program was achieved. The Compensation Committee felt that this core business performance in revenue attainment was deserving of special consideration and the exercise of the Compensation Committee’s discretion.

Two of the “named executive officers” identified in our 2004 proxy statement were awarded cash incentive payments under the 2004 MICP Program, as follows:

Named Executive Officer	Incentive Amount

Craig T. Davenport	$102,375
Chairman and Chief Executive Officer

William J. Nydam	$68,942
President and Chief Operating Officer

In addition, Michael R. Rodriguez, who was appointed our Senior Vice President, Finance and Chief Financial Officer effective August 11, 2004, was awarded a cash incentive payment under the 2004 MICP Program in the amount of $20,200.

We expect to pay the cash incentives approved under the 2004 MICP Program in the quarter ending March 31, 2005.

Adoption of 2005 Management Incentive Compensation Program

On February 23, 2005, our Compensation Committee approved our 2005 Management Incentive Compensation Program (the “2005 MICP Program”). Attached as Exhibit 10.2 is a description of the 2005 MICP Program. The description is incorporated by reference into this Form 8-K.

The objectives that will be used to determine incentives under the 2005 MICP Program include performance targets based on procedure growth, net revenues, earnings and operating expenses. In addition, objectives under the 2005 MICP Program may include performance targets based on corporate compliance, financing, business development and operational objectives. Individual and departmental objectives also may be used, as described in the 2005 MICP Program.

The maximum incentive payable under the 2005 Program to our executive officers is the percentage of annual base salary that is specified in their respective employment agreements, as follows: Mr. Davenport (45%), Mr. Nydam (40%) and Mr. Rodriguez (40%).

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Description of 2004 Management Incentive Compensation Program

10.2	Description of 2005 Management Incentive Compensation Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
March 1, 2005	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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